Exhibit 99.1

Press Release
February 24, 2011
Holly Corporation Reports Fourth Quarter and Full Year 2010 Results
Announces Regular Quarterly Cash Dividend
Dallas, Texas, February 24, 2011 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported fourth quarter 2010 financial results. For the quarter, net income attributable to Holly stockholders was $14.7 million ($0.28 per basic and $0.27 per diluted share) compared to a net loss attributable to Holly stockholders of $40.5 million ($0.79 per basic and diluted share) for the fourth quarter of 2009. For the year ended December 31, 2010, net income attributable to Holly stockholders was $104 million ($1.95 per basic and $1.94 per diluted share) compared to $19.5 million ($0.39 per basic and diluted share) for 2009.
Holly also announced that its Board of Directors has declared a regular quarterly cash dividend in the amount of $0.15 per share, payable April 4, 2011, to holders of record on March 25, 2011.
For the quarter, net income attributable to our stockholders increased by $55.2 million compared to the same period of 2009. This increase was due principally to higher refinery gross margins during the current year fourth quarter combined with increased sales volumes of produced refined products. Overall refinery gross margins were $7.87 per produced barrel, a 114% increase compared to $3.67 for the fourth quarter of 2009. For the quarter, our overall refinery production levels averaged 222,750 barrels per day (“BPD”), an increase of 17% over the same period of 2009 due principally to increased production from our Tulsa refinery complex since we acquired the east facility in December 2009.
For the year ended December 31, 2010, net income attributable to our stockholders increased by $84.4 million compared to 2009. This increase was due principally to increased sales volumes of produced refined products combined with higher refinery gross margins during 2010. Overall refinery gross margins were $8.79 per produced barrel, a 22% increase compared to $7.21 in 2009. For the year ended December 31, 2010, our overall refinery production levels averaged 225,980 BPD, an increase of 49% over 2009 due to production from our Tulsa refinery facilities and production increases at our Navajo and Woods Cross refineries.
“We are pleased with our fourth quarter and full year results,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Significant year-over-year margin improvements at each of our refineries, contributed to the much improved EBITDA levels of $69 million and $353.8 million for the three months and year ended December 31, 2010, representing respective increases of 333% and 126% over the same periods of 2009. Particularly strong diesel cracks at each of our refineries combined with robust gasoline cracks at our Woods Cross refinery and attractive lube margins at our Tulsa refinery helped fuel these improved results. Refinery margins in the 2010 fourth quarter were significantly better than the low margins experienced in late 2009 and early 2010, yet during the fourth quarter of 2010 margins somewhat fell off as gasoline prices did not keep pace with recent crude oil increases.
“Progress continues on our integration and diesel desulfurization expansion efforts at our Tulsa refinery with the diesel desulfurizer project expected to be completed within the next two weeks and the pipeline integration expected to be mechanically complete later this spring. The Tulsa projects should lower operating expenses and improve the profit producing potential of what has been a strong profit contributor during the last three quarters.
“Our affiliated logistic MLP, Holly Energy Partners, had a strong fourth quarter achieving record quarterly distributable cash flow and EBITDA levels. We received $9.7 million as a result of HEP’s distribution declaration on January 26, 2010.

“At year end our cash and marketable securities stood at $230 million. Excluding the Holly Energy Partners debt that is non-recourse to Holly, our cash adjusted debt to total capitalization ratio was at 14%, ranking our balance sheet as one of the strongest among our independent refining peers.
“To date in the first quarter of 2011, steep discounts on WTI price related crudes compared to world oil prices and strong gasoline and diesel prices have raised margins at all three of our refineries. However, reduced production at our Navajo refinery over the last month due to the resultant impacts of a plant-wide power failure and bad weather will result in lower production than expected. Operations at Navajo are in the process of ramping back up to more typical levels.
“Looking forward, we are confident that the quality of our assets, combined with the markets we serve and our strong financial position will permit us to realize strong returns in 2011,” Clifton said.
Sales and other revenues for the fourth quarter of 2010 were $2,211.8 million, a 33% increase compared to the three months ended December 31, 2009. This increase was due to the effects of a 16% year-over-year increase in fourth quarter refined product sales prices combined with a 19% increase in volumes of produced refined products sold. The volume increase was primarily due to volumes attributable to our Tulsa refinery operations. Cost of products sold was $1,988 million, a 28% increase compared to the fourth quarter of 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.
Sales and other revenues for the year ended December 31, 2010, were $8,322.9 million, a 72% increase compared to the year ended December 31, 2009. This increase was due to the effects of a 23% year-over-year increase in refined product sales prices combined with a 51% increase in volumes of produced refined products sold. The volume increase was attributable to our Tulsa refinery operations and year-over-year production increases at our Navajo and Woods Cross refineries. Cost of products sold was $7,367.1 million, a 74% increase compared to 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.
Operating costs and expenses for the three months and year ended December 31, 2010, increased mainly due to the inclusion of costs attributable to the operations of our Tulsa east refinery facilities. Interest expense for the three months and year ended December 31, 2010, increased by $3.6 million and $33.9 million, respectively, primarily due to interest incurred on the $300 million Holly senior notes and the $150 million 8.25% senior notes issued by HEP in March 2010.
As previously announced, Holly has entered into a definitive merger agreement under which it will combine with Frontier Oil Corporation in an all-stock merger of equals. Based on the closing market prices for the shares of both companies on Friday, February 18, 2011, and their debt levels as of December 31, 2010, the new company would have an enterprise value of $7 billion. The new company, which will be named HollyFrontier Corporation, will have a well-positioned refining asset base, enhanced growth opportunities and one of the best balance sheets in the industry. The transaction is expected to be completed early in the third quarter of 2011.
The Company has scheduled a webcast conference call for today, February 24, 2011 at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=76379.
An audio archive of this webcast will be available using the above noted link through March 9, 2011.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the 2% general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	December 31,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$2,211,791	$1,661,969	$549,822	33.1%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,988,029	1,550,990	437,039	28.2
Operating expenses (exclusive of depreciation and amortization)	125,776	115,337	10,439	9.1
General and administrative expenses (exclusive of depreciation and amortization)	20,216	16,771	3,445	20.5
Depreciation and amortization	31,810	29,384	2,426	8.3

Total operating costs and expenses	2,165,831	1,712,482	453,349	26.5

Income (loss) from operations	45,960	(50,513)	96,473	191.0
Other income (expense):
Equity in earnings of SLC Pipeline	798	610	188	30.8
Interest income	410	2,484	(2,074)	(83.5)
Interest expense	(18,083)	(14,497)	(3,586)	24.7
Acquisition costs — Tulsa refineries	—	(1,138)	1,138	(100.0)

	(16,875)	(12,541)	(4,334)	(34.6)

Income (loss) from continuing operations before income taxes	29,085	(63,054)	92,139	146.1
Income tax provision (benefit)	4,836	(27,208)	32,044	117.8

Income (loss) from continuing operations	24,249	(35,846)	60,095	167.6
Income from discontinued operations (1)	—	13,488	(13,488)	(100.0)

Net income (loss)	24,249	(22,358)	46,607	208.5
Less noncontrolling interest in net income	9,530	18,143	(8,613)	(47.5)

Net income (loss) attributable to Holly Corporation stockholders	$14,719	$(40,501)	$55,220	136.3%

Earnings (loss) attributable to Holly Corporation stockholders:
Income (loss) from continuing operations	$14,719	$(43,805)	$58,524	133.6%
Income from discontinued operations	—	3,304	(3,304)	(100.0)

Net income (loss)	$14,719	$(40,501)	$55,220	136.3%

Earnings (loss) per share attributable to Holly Corporation stockholders — basic:
Income (loss) from continuing operations	$0.28	$(0.85)	$1.13	132.9%
Income from discontinued operations (1)	—	0.06	(0.06)	(100.0)

Net income (loss)	$0.28	$(0.79)	$1.07	135.4%

Earnings (loss) per share attributable to Holly Corporation stockholders — diluted:
Income (loss) from continuing operations	$0.27	$(0.85)	$1.12	131.8%
Income from discontinued operations (1)	—	0.06	(0.06)	(100.0)

Net income (loss)	$0.27	$(0.79)	$1.06	134.2%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	53,258	51,200	2,058	4.0%
Diluted	53,648	51,380	2,268	4.4%

EBITDA from continuing operations	$69,038	$(29,616)	$98,654	333.1%

	Years Ended
	December 31,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$8,322,929	$4,834,268	$3,488,661	72.2%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	7,367,149	4,238,008	3,129,141	73.8
Operating expenses (exclusive of depreciation and amortization)	504,414	356,855	147,559	41.3
General and administrative expenses (exclusive of depreciation and amortization)	70,839	60,343	10,496	17.4
Depreciation and amortization	117,529	98,751	18,778	19.0

Total operating costs and expenses	8,059,931	4,753,957	3,305,974	69.5

Income from operations	262,998	80,311	182,687	227.5
Other income (expense):
Equity in earnings of SLC Pipeline	2,393	1,919	474	24.7
Interest income	1,168	5,045	(3,877)	(76.8)
Interest expense	(74,196)	(40,346)	(33,850)	83.9
Acquisition costs — Tulsa refineries	—	(3,126)	3,126	(100.0)

	(70,635)	(36,508)	(34,127)	(93.5)

Income from continuing operations before income taxes	192,363	43,803	148,560	339.2
Income tax provision	59,312	7,460	51,852	695.1

Income from continuing operations	133,051	36,343	96,708	266.1
Income from discontinued operations (1)	—	16,926	(16,926)	(100.0)

Net income	133,051	53,269	79,782	149.8
Less noncontrolling interest in net income	29,087	33,736	(4,649)	(13.8)

Net income attributable to Holly Corporation stockholders	$103,964	$19,533	$84,431	432.2%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$103,964	$15,209	$88,755	583.6%
Income from discontinued operations	—	4,324	(4,324)	(100.0)

Net income	$103,964	$19,533	$84,431	432.2%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$1.95	$0.30	$1.65	550.0%
Income from discontinued operations (1)	—	0.09	(0.09)	(100.0)

Net income	$1.95	$0.39	$1.56	400.0%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$1.94	$0.30	$1.64	546.7%
Income from discontinued operations (1)	—	0.09	(0.09)	(100.0)

Net income	$1.94	$0.39	$1.55	397.4%

Cash dividends declared per common share	$0.60	$0.60	$—	—%

Average number of common shares outstanding:
Basic	53,218	50,418	2,800	5.6%
Diluted	53,609	50,603	3,006	5.9%

EBITDA from continuing operations	$353,833	$156,721	$197,112	125.8%

(1)	On December 1, 2009, HEP sold its interest in Rio Grande Pipeline Company (“Rio Grande”). Results of operations of Rio Grande are presented in discontinued operations.

Balance Sheet Data

	December 31,
	2010	2009
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$230,444	$125,819
Working capital	$313,580	$257,899
Total assets	$3,701,475	$3,145,939
Long-term debt	$810,561	$707,458
Total equity	$1,288,139	$1,207,781
Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company (“Holly Asphalt”). The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended December 31, 2010
Sales and other revenues	$2,200,757	$49,384	$98	$(38,448)	$2,211,791
Operating expenses	$110,788	$12,760	$2,363	$(135)	$125,776
General and administrative expenses	$—	$1,735	$18,481	$—	$20,216
Depreciation and amortization	$21,988	$8,240	$1,379	$203	$31,810
Income (loss) from operations	$42,386	$26,649	$(22,125)	$(950)	$45,960

Three Months Ended December 31, 2009
Sales and other revenues	$1,653,804	$38,425	$(1,059)	$(29,201)	$1,661,969
Operating expenses	$103,529	$11,928	$7	$(127)	$115,337
General and administrative expenses	$—	$2,607	$14,164	$—	$16,771
Depreciation and amortization	$21,038	$6,804	$1,542	$—	$29,384
Income (loss) from operations	$(50,422)	$17,086	$(16,772)	$(405)	$(50,513)

Year Ended December 31, 2010
Sales and other revenues	$8,287,000	$182,114	$415	$(146,600)	$8,322,929
Operating expenses	$449,590	$52,947	$2,387	$(510)	$504,414
General and administrative expenses	$—	$7,719	$63,120	$—	$70,839
Depreciation and amortization	$84,587	$29,062	$4,562	$(682)	$117,529
Income (loss) from operations	$242,466	$92,386	$(69,654)	$(2,200)	$262,998

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Year Ended December 31, 2009
Sales and other revenues	$4,789,821	$146,561	$(636)	$(101,478)	$4,834,268
Operating expenses	$313,320	$44,003	$41	$(509)	$356,855
General and administrative expenses	$—	$7,586	$52,757	$—	$60,343
Depreciation and amortization	$67,347	$24,599	$6,805	$—	$98,751
Income (loss) from operations	$71,281	$70,373	$(60,239)	$(1,104)	$80,311

December 31, 2010
Cash, cash equivalents and investments in marketable securities	$—	$403	$230,041	$—	$230,444
Total assets	$2,490,193	$669,820	$573,531	$(32,069)	$3,701,475
Long-term debt	$—	$482,271	$345,215	$(16,925)	$810,561

December 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$2,508	$123,311	$—	$125,819
Total assets	$2,142,317	$641,775	$392,007	$(30,160)	$3,145,939
Long-term debt	$—	$379,198	$345,602	$(17,342)	$707,458
Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Navajo Refinery
Crude charge (BPD) (1)	89,080	82,580	83,900	78,160
Refinery throughput (2)	100,070	94,980	94,270	88,900
Refinery production (BPD) (3)	97,270	93,280	92,050	86,760
Sales of produced refined products (BPD)	97,930	96,150	92,550	87,140
Sales of refined products (BPD) (4)	101,740	99,060	95,790	90,870

Refinery utilization (5)	89.1%	82.6%	83.9%	81.2%

Average per produced barrel (6)
Net sales	$94.18	$83.40	$90.37	$73.15
Cost of products (7)	87.74	80.75	83.12	65.95

Refinery gross margin	6.44	2.65	7.25	7.20
Refinery operating expenses (8)	4.78	4.63	4.95	4.81

Net operating margin	$1.66	$(1.98)	$2.30	$2.39

Refinery operating expenses per throughput barrel	$4.68	$4.69	$4.86	$4.71

Feedstocks:
Sour crude oil	71%	85%	81%	85%
Sweet crude oil	6%	4%	5%	6%
Heavy sour crude oil	12%	—%	4%	—%
Other feedstocks and blends	11%	11%	10%	9%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Sales of produced refined products:
Gasolines	56%	59%	57%	58%
Diesel fuels	33%	29%	32%	32%
Jet fuels	1%	4%	3%	2%
Fuel oil	5%	4%	4%	3%
Asphalt	3%	2%	2%	3%
LPG and other	2%	2%	2%	2%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	22,910	22,600	25,870	24,900
Refinery throughput (2)	25,050	24,340	27,540	26,520
Refinery production (BPD) (3)	24,290	24,370	27,020	25,750
Sales of produced refined products (BPD)	26,480	26,320	27,810	26,870
Sales of refined products (BPD) (4)	26,600	26,450	27,980	27,250

Refinery utilization (5)	73.9%	72.9%	83.5%	80.3%

Average per produced barrel (6)
Net sales	$95.99	$80.56	$94.26	$70.25
Cost of products (7)	80.33	70.46	75.54	58.98

Refinery gross margin	15.66	10.10	18.72	11.27
Refinery operating expenses (8)	6.83	7.07	6.09	6.60

Net operating margin	$8.83	$3.03	$12.63	$4.67

Refinery operating expenses per throughput barrel	$7.22	$7.65	$6.15	$6.69

Feedstocks:
Heavy sour crude oil	6%	7%	6%	5%
Sweet crude oil	53%	57%	59%	62%
Black wax crude oil	33%	28%	30%	28%
Other feedstocks and blends	8%	8%	5%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	67%	62%	63%	64%
Diesel fuels	26%	27%	30%	28%
Jet fuels	1%	1%	1%	1%
Fuel oil	1%	3%	1%	3%
Asphalt	3%	3%	3%	2%
LPG and other	2%	4%	2%	2%

Total	100%	100%	100%	100%

Tulsa Refinery (9)
Crude charge (BPD) (1)	109,660	72,250	111,670	39,370
Refinery throughput (2)	110,230	72,810	113,100	39,520

Refinery production (BPD) (3)	101,190	73,040	106,910	38,910
Sales of produced refined products (BPD)	107,300	71,660	107,780	37,570
Sales of refined products (BPD) (4)	107,630	71,660	108,330	37,700

Refinery utilization (5)	87.7%	85.0%	89.3%	74.0%

Average per produced barrel (6)
Net sales	$96.60	$81.30	$90.84	$78.89
Cost of products (7)	89.37	78.62	83.29	74.56

Refinery gross margin	7.23	2.68	7.55	4.33
Refinery operating expenses (8)	4.47	5.77	4.94	5.25

Net operating margin	$2.76	$(3.09)	$2.61	$(0.92)

Refinery operating expenses per throughput barrel	$4.35	$5.68	$4.71	$4.99

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Feedstocks:
Sour crude oil	3%	—%	5%	—%
Sweet crude oil	97%	99%	92%	100%
Heavy sour crude oil	—%	1%	3%	—%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	34%	29%	38%	26%
Diesel fuels	32%	28%	31%	29%
Jet fuels	8%	10%	8%	10%
Lubricants	11%	12%	11%	16%
Gas oil / intermediates	7%	18%	4%	17%
Asphalt	6%	1%	5%	—%
LPG and other	2%	2%	3%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	221,650	177,430	221,440	142,430
Refinery throughput (2)	235,350	192,130	234,910	154,940
Refinery production (BPD) (3)	222,750	190,690	225,980	151,420
Sales of produced refined products (BPD)	231,710	194,130	228,140	151,580
Sales of refined products (BPD) (4)	235,970	197,170	232,100	155,820

Refinery utilization (5)	86.6%	77.4%	86.5%	78.9%

Average per produced barrel (6)
Net sales	$95.51	$82.24	$91.06	$74.06
Cost of products (7)	87.64	78.57	82.27	66.85

Refinery gross margin	7.87	3.67	8.79	7.21
Refinery operating expenses (8)	4.87	5.38	5.08	5.24

Net operating margin	$3.00	$(1.71)	$3.71	$1.97

Refinery operating expenses per throughput barrel	$4.80	$5.44	$4.94	$5.12

Feedstocks:
Sour crude oil	32%	43%	35%	49%
Sweet crude oil	54%	47%	53%	40%
Black wax crude oil	4%	4%	3%	5%
Heavy sour crude oil	5%	—%	4%	—%
Other feedstocks and blends	5%	6%	5%	6%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	48%	48%	49%	51%
Diesel fuels	31%	29%	31%	31%
Jet fuels	5%	6%	5%	4%
Fuel oil	2%	2%	2%	2%
Asphalt	4%	1%	3%	2%
Lubricants	5%	5%	5%	4%
Gas oil / intermediates	3%	7%	2%	4%
LPG and other	2%	2%	3%	2%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refinery.

(3)
Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries. Refinery production excludes fuel produced for refinery consumption.

(4)	Includes refined products purchased for resale.

(5)
Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion), 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery west facility acquisition) and 40,000 BPSD effective December 1, 2009 (our Tulsa refinery east facility acquisition), increasing our consolidated crude capacity to 256,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)
The amounts reported for the Tulsa refinery for the year ended December 31, 2009 include crude oil processed and products yielded from the refinery for the period from June 1, 2009 through December 31, 2009 only, and averaged over the 365 days for the year ended. Operating data for the periods from June 1, 2009 through December 31, 2009 and from December 1, 2009 though December 31, 2009 is as follows:

	Period From	Period From
	June 1, 2009	December 1,
	Through	2009 Through
	December 31,	December 31,
Tulsa Refinery	2009	2009

Crude charge (BPD)	67,160	93,810
Refinery production (BPD)	66,360	99,810
Sales of produced refined products (BPD)	64,080	96,170
Sales of refined products (BPD)	64,300	96,170

Refinery utilization	74%	75%
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)

Income (loss) from continuing operations	$24,249	$(35,846)	$133,051	$36,343
Subtract noncontrolling interest in income from continuing operations	(9,530)	(7,959)	(29,087)	(21,134)
Add income tax provision	4,836	(27,208)	59,312	7,460
Add interest expense	18,083	14,497	74,196	40,346
Subtract interest income	(410)	(2,484)	(1,168)	(5,045)
Add depreciation and amortization	31,810	29,384	117,529	98,751

EBITDA from continuing operations	$69,038	$(29,616)	$353,833	$156,721

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.
Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Net sales	$94.18	$83.40	$90.37	$73.15
Less cost of products	87.74	80.75	83.12	65.95

Refinery gross margin	$6.44	$2.65	$7.25	$7.20

Woods Cross Refinery
Net sales	$95.99	$80.56	$94.26	$70.25
Less cost of products	80.33	70.46	75.54	58.98

Refinery gross margin	$15.66	$10.10	$18.72	$11.27

Tulsa Refinery
Net sales	$96.60	$81.30	$90.84	$78.89
Less cost of products	89.37	78.62	83.29	74.56

Refinery gross margin	$7.23	$2.68	$7.55	$4.33

Consolidated
Net sales	$95.51	$82.24	$91.06	$74.06
Less cost of products	87.64	78.57	82.27	66.85

Refinery gross margin	$7.87	$3.67	$8.79	$7.21

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$6.44	$2.65	$7.25	$7.20
Less refinery operating expenses	4.78	4.63	4.95	4.81

Net operating margin	$1.66	$(1.98)	$2.30	$2.39

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Woods Cross Refinery
Refinery gross margin	$15.66	$10.10	$18.72	$11.27
Less refinery operating expenses	6.83	7.07	6.09	6.60

Net operating margin	$8.83	$3.03	$12.63	$4.67

Tulsa Refinery
Refinery gross margin	$7.23	$2.68	$7.55	$4.33
Less refinery operating expenses	4.47	5.77	4.94	5.25

Net operating margin	$2.76	$(3.09)	$2.61	$(0.92)

Consolidated
Refinery gross margin	$7.87	$3.67	$8.79	$7.21
Less refinery operating expenses	4.87	5.38	5.08	5.24

Net operating margin	$3.00	$(1.71)	$3.71	$1.97

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average sales price per produced barrel sold	$94.18	$83.40	$90.37	$73.15
Times sales of produced refined products sold (BPD)	97,930	96,150	92,550	87,140
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$848,520	$737,740	$3,052,766	$2,326,616

Woods Cross Refinery
Average sales price per produced barrel sold	$95.99	$80.56	$94.26	$70.25
Times sales of produced refined products sold (BPD)	26,480	26,320	27,810	26,870
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$233,847	$195,071	$956,800	$688,980

Tulsa Refinery
Average sales price per produced barrel sold	$96.60	$81.30	$90.84	$78.89
Times sales of produced refined products sold (BPD)	107,300	71,660	107,780	37,570
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$953,597	$535,988	$3,573,618	$1,081,823

Sum of refined product sales from produced products sold from our three refineries (1)	$2,035,964	$1,468,799	$7,583,184	$4,097,419
Add refined product sales from purchased products and rounding (2)	37,211	23,285	130,348	106,969

Total refined product sales	2,073,175	1,492,084	7,713,532	4,204,388
Add direct sales of excess crude oil (3)	104,362	133,542	459,743	453,958
Add other refining segment revenue (4)	23,220	28,178	113,725	131,475

Total refining segment revenue	2,200,757	1,653,804	8,287,000	4,789,821
Add HEP segment sales and other revenues	49,384	38,425	182,114	146,561
Add corporate and other revenues	98	(1,059)	415	(636)
Subtract consolidations and eliminations	(38,448)	(29,201)	(146,600)	(101,478)

Sales and other revenues	$2,211,791	$1,661,969	$8,322,929	$4,834,268

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average sales price per produced barrel sold	$95.51	$82.24	$91.06	$74.06
Times sales of produced refined products sold (BPD)	231,710	194,130	228,140	151,580
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$2,035,964	$1,468,799	$7,583,184	$4,097,419

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average cost of products per produced barrel sold	$87.74	$80.75	$83.12	$65.95
Times sales of produced refined products sold (BPD)	97,930	96,150	92,550	87,140
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$790,499	$714,298	$2,807,856	$2,097,612

Woods Cross Refinery
Average cost of products per produced barrel sold	$80.33	$70.46	$75.54	$58.98
Times sales of produced refined products sold (BPD)	26,480	26,320	27,810	26,870
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$195,697	$170,615	$766,780	$578,449

Tulsa Refinery
Average cost of products per produced barrel sold	$89.37	$78.62	$83.29	$74.56
Times sales of produced refined products sold (BPD)	107,300	71,660	107,780	37,570
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$882,225	$518,320	$3,276,604	$1,022,445

Sum of cost of products for produced products sold from our three refineries (1)	$1,868,421	$1,403,233	$6,851,240	$3,698,506
Add refined product costs from purchased products sold and rounding (2)	36,734	26,489	131,141	114,650

Total refined cost of products sold	1,905,155	1,429,722	6,982,381	3,813,156
Add crude oil cost of direct sales of excess crude oil (3)	102,923	131,534	454,566	449,488
Add other refining segment cost of products sold (4)	17,517	18,403	73,410	75,229

Total refining segment cost of products sold	2,025,595	1,579,659	7,510,357	4,337,873
Subtract consolidations and eliminations	(37,566)	(28,669)	(143,208)	(99,865)

Costs of products sold (exclusive of depreciation and amortization)	$1,988,029	$1,550,990	$7,367,149	$4,238,008

(1)	The above calculations of cost of products for produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt and costs attributable to feedstock and sulfur credit sales.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average cost of products per produced barrel sold	$87.64	$78.57	$82.27	$66.85
Times sales of produced refined products sold (BPD)	231,710	194,130	228,140	151,580
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$1,868,421	$1,403,233	$6,851,240	$3,698,506

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.78	$4.63	$4.95	$4.81
Times sales of produced refined products sold (BPD)	97,930	96,150	92,550	87,140
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$43,066	$40,956	$167,215	$152,987

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.83	$7.07	$6.09	$6.60
Times sales of produced refined products sold (BPD)	26,480	26,320	27,810	26,870
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$16,639	$17,120	$61,817	$64,730

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$4.47	$5.77	$4.94	$5.25
Times sales of produced refined products sold (BPD)	107,300	71,660	107,780	37,570
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$44,126	$38,040	$194,338	$71,994

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$103,831	$96,116	$423,370	$289,711
Add other refining segment operating expenses and rounding (2)	6,957	7,414	26,220	23,609

Total refining segment operating expenses	110,788	103,529	449,590	313,320
Add HEP segment operating expenses	12,760	11,928	52,947	44,003
Add corporate and other costs	2,363	7	2,387	41
Subtract consolidations and eliminations	(135)	(127)	(510)	(509)

Operating expenses (exclusive of depreciation and amortization)	$125,776	$115,337	$504,414	$356,855

(1)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average refinery operating expenses per produced barrel sold	$4.87	$5.38	$5.08	$5.24
Times sales of produced refined products sold (BPD)	231,710	194,130	228,140	151,580
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$103,831	$96,116	$423,370	$289,711

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Net operating margin per barrel	$1.66	$(1.98)	$2.30	$2.39
Add average refinery operating expenses per produced barrel	4.78	4.63	4.95	4.81

Refinery gross margin per barrel	6.44	2.65	7.25	7.20
Add average cost of products per produced barrel sold	87.74	80.75	83.12	65.95

Average sales price per produced barrel sold	$94.18	$83.40	$90.37	$73.15
Times sales of produced refined products sold (BPD)	97,930	96,150	92,550	87,140
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$848,520	$737,740	$3,052,766	$2,326,616

Woods Cross Refinery
Net operating margin per barrel	$8.83	$3.03	$12.63	$4.67
Add average refinery operating expenses per produced barrel	6.83	7.07	6.09	6.60

Refinery gross margin per barrel	15.66	10.10	18.72	11.27
Add average cost of products per produced barrel sold	80.33	70.46	75.54	58.98

Average sales price per produced barrel sold	$95.99	$80.56	$94.26	$70.25
Times sales of produced refined products sold (BPD)	26,480	26,320	27,810	26,870
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$233,847	$195,071	$956,800	$688,980

Tulsa Refinery
Net operating margin per barrel	$2.76	$(3.09)	$2.61	$(0.92)
Add average refinery operating expenses per produced barrel	4.47	5.77	4.94	5.25

Refinery gross margin per barrel	7.23	2.68	7.55	4.33
Add average cost of products per produced barrel sold	89.37	78.62	83.29	74.56

Average sales price per produced barrel sold	$96.60	$81.30	$90.84	$78.89
Times sales of produced refined products sold (BPD)	107,300	71,660	107,780	37,570
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$953,597	$535,988	$3,573,618	$1,081,823

Sum of refined product sales from produced products sold from our three refineries (1)	$2,035,964	$1,468,799	$7,583,184	$4,097,419
Add refined product sales from purchased products and rounding (2)	37,211	23,285	130,348	106,969

Total refined product sales	2,073,175	1,492,084	7,713,532	4,204,388
Add direct sales of excess crude oil (3)	104,362	133,542	459,743	453,958
Add other refining segment revenue (4)	23,220	28,178	113,725	131,475

Total refining segment revenue	2,200,757	1,653,804	8,287,000	4,789,821
Add HEP segment sales and other revenues	49,384	38,425	182,114	146,561
Add corporate and other revenues	98	(1,059)	415	(636)
Subtract consolidations and eliminations	(38,448)	(29,201)	(146,600)	(101,478)

Sales and other revenues	$2,211,791	$1,661,969	$8,322,929	$4,834,268

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Net operating margin per barrel	$3.00	$(1.71)	$3.71	$1.97
Add average refinery operating expenses per produced barrel	4.87	5.38	5.08	5.24

Refinery gross margin per barrel	7.87	3.67	8.79	7.21
Add average cost of products per produced barrel sold	87.64	78.57	82.27	66.85

Average sales price per produced barrel sold	$95.51	$82.24	$91.06	$74.06
Times sales of produced refined products sold (BPD)	231,710	194,130	228,140	151,580
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$2,035,964	$1,468,799	$7,583,184	$4,097,419

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
Holly Corporation
214/871-3555